JANUS INTERNATIONAL GROUP REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Delivered 1.0% Total Revenue Growth

Net Income Grew 18.1% to $30.7 Million, or $0.21 Per Diluted Share, with Adjusted EPS of $0.21

Achieved an 8.3% Year-over-Year Increase in Adjusted EBITDA to $66.3 Million

Deployed $15.3 Million into Share Repurchases during First Quarter and a $21.9 Million Debt Repayment Subsequent to Quarter End

Reiterate Full-year 2024 Revenue and Adjusted EBITDA Guidance

TEMPLE, GA, May 9, 2024 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of building product solutions and cutting-edge access control technologies for the self-storage and other commercial and industrial sectors, today announced financial results for the first quarter ended March 30, 2024.

First Quarter 2024 Highlights

•Revenues of $254.5 million, a 1.0% increase compared to $251.9 million for the first quarter of 2023, as total Self-Storage revenues were up 11.0% which was offset somewhat by declines in Commercial and Other of 19.2%.

•Net income of $30.7 million, or $0.21 per diluted share, a 18.1% increase compared to $26.0 million, or $0.18 per diluted share in the first quarter of 2023.

•Adjusted Net Income (defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation tables below) of $31.1 million, up 17.8% compared to $26.4 million in the first quarter of 2023. Adjusted Net Income per diluted share of $0.21, a 16.7% increase compared to $0.18 per diluted share in the first quarter of 2023.

•Adjusted EBITDA of $66.3 million, a 8.3% increase compared to $61.2 million for the first quarter of 2023, driven by increases in revenues in Self-Storage, which more than offset increases in general and administrative expenses. Adjusted EBITDA margin (defined as total revenues divided by Adjusted EBITDA) was 26.1%, an increase of approximately 180 basis points from the prior year period due primarily to the positive impacts of segment mix and declines in material costs, partially offset by increased operating costs as the business scales for continued growth.

•Long-term debt to net income ratio of 4.4x compared 4.6x in the fourth quarter of 2023. Net leverage ratio of 1.5x, a decrease of 0.1x from the fourth quarter of 2023.

•Repurchased 1.02 million shares for $15.3 million (including commissions and excise taxes) in the first quarter. At quarter end, the Company had $84.9 million remaining on its share repurchase authorization.

“Driven by strength in our Self-Storage segment we delivered first quarter results in-line with our expectations, and we believe we are set up well for a successful 2024,” said Ramey Jackson, Chief Executive Officer. “These results included increases in revenues and Adjusted EBITDA, a 180-basis point expansion in Adjusted EBITDA margin and another quarter of exceptional cash flow generation, which has positioned us to be active on the capital allocation front. During the first quarter, we bought back 1.02 million shares under our recently announced share repurchase program and subsequent to quarter end, we repriced our senior debt.”

Mr. Jackson continued, “With our comprehensive suite of market leading products and innovative mix of technology-driven offerings, we are well positioned to deliver exceptional performance for our customers across each of our end markets and throughout market cycles. The strategic alignment and resilience of our business model are reflected in our re-affirmed 2024 guidance, and we remain committed to the objectives we laid out in our long-term outlook.”

2024 Financial Outlook:

Based on the Company’s current business outlook, Janus is reiterating its full year 2024 guidance as follows:

•Revenue in a range of $1.092 billion to $1.125 billion, which represents a 4.0% increase at the midpoint as compared to 2023 levels.
•Adjusted EBITDA in a range of $286 million to $310 million, which represents a 4.3% increase at the midpoint as compared to 2023 levels.

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation of Adjusted EBITDA with respect to the Company’s 2024 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review first quarter results and conduct a question-and-answer session on Thursday, May 9, 2024 at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group First Quarter 2024 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13745857.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2024 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,”

“anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (v) risks related to our share repurchase program, including risks if it is or is not fully consummated and the risk that it will not enhance shareholder value; and (vi) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends, or guidance regarding the financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2024 and long-term outlook included in this communication in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In millions, except share and per share data - Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
REVENUES
Product revenues	$215.1	$215.4
Service revenues	39.4	36.5
Total Revenues	$254.5	$251.9
Product cost of revenues	114.7	124.4
Service cost of revenues	29.4	27.6
Cost of Revenues	$144.1	$152.0
GROSS PROFIT	$110.4	$99.9
OPERATING EXPENSES
Selling and marketing	17.6	14.8
General and administrative	37.3	34.1
Operating Expenses	$54.9	$48.9
INCOME FROM OPERATIONS	$55.5	$51.0
Interest expense	(14.4)	(16.0)
Other income, net	0.1	—
INCOME BEFORE TAXES	$41.2	$35.0
Provision for Income Taxes	10.5	9.0
NET INCOME	$30.7	$26.0
Other Comprehensive (Loss) Income	$(0.6)	$0.7
COMPREHENSIVE INCOME	$30.1	$26.7

Weighted-average shares outstanding, basic and diluted
Basic	146,604,142	146,703,894
Diluted	147,046,212	146,751,901
Net income per share, basic and diluted
Basic	$0.21	$0.18
Diluted	$0.21	$0.18

Janus International Group, Inc.
Consolidated Balance Sheets
(In millions, except share and per share data - Unaudited)

	March 30, 2024	December 30, 2023
ASSETS
Current Assets
Cash	$178.4	$171.7
Accounts receivable, less allowance for credit losses; $4.1 and $3.6, at March 30, 2024 and December 30, 2023, respectively	192.0	174.1
Contract assets	35.4	49.7
Inventories	51.1	48.4
Prepaid expenses	9.7	8.4
Other current assets	6.5	10.8
Total current assets	$473.1	$463.1
Right-of-use assets, net	49.9	50.9
Property, plant and equipment, net	54.0	52.4
Intangible assets, net	367.7	375.3
Goodwill	368.4	368.6
Deferred tax asset, net	34.3	36.8
Other assets	2.6	2.9
Total assets	$1,350.0	$1,350.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$61.1	$59.8
Contract liabilities	29.7	26.7
Current maturities of long-term debt	7.3	7.3
Accrued expenses and other current liabilities	62.1	80.3
Total current liabilities	$160.2	$174.1
Long-term debt, net	606.4	607.7
Deferred tax liability, net	1.7	1.7
Other long-term liabilities	46.3	46.9
Total liabilities	$814.6	$830.4
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 147,059,095 and 146,861,489 shares issued at March 30, 2024 and December 30, 2023, respectively	$—	$—
Treasury stock, at cost, 1,111,882 and 34,297 shares as of March 30, 2024 and December 30, 2023, respectively	(16.6)	(0.4)
Additional paid-in capital	290.9	289.0
Accumulated other comprehensive loss	(3.5)	(2.9)
Retained earnings	264.6	233.9
Total stockholders’ equity	$535.4	$519.6
Total liabilities and stockholders’ equity	$1,350.0	$1,350.0

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023

Cash Flows Provided By Operating Activities
Net income	$30.7	$26.0
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	2.8	2.2
Noncash lease expense	1.7	1.5
Provision (reversal) for inventory obsolescence	0.2	(0.3)
Amortization of intangibles	7.4	7.4
Deferred income taxes	2.5	—
Deferred finance fee amortization	0.5	1.3
Provision for losses on accounts receivable	0.5	0.1
Share-based compensation	1.9	1.8
Changes in operating assets and liabilities
Accounts receivable	(18.4)	5.8
Contract assets	14.3	(1.6)
Prepaid expenses and other current assets	3.0	9.7
Inventories	(2.9)	3.3
Other assets	0.3	—
Accounts payable	1.5	6.2
Contract liabilities	3.0	(3.3)
Accrued expenses and other current liabilities	(18.9)	(8.5)
Other long-term liabilities	(1.5)	(1.4)
Net Cash Provided By Operating Activities	$28.6	$50.2
Cash Flows Used In Investing Activities
Purchases of property, plant, and equipment	(4.6)	(6.1)
Cash paid for acquisitions, net of cash acquired	—	(1.0)
Net Cash Used In Investing Activities	$(4.6)	$(7.1)
Cash Flows Used In Financing Activities
Principal payments on long-term debt	(1.6)	(52.0)
Principal payments under finance lease obligations	(0.2)	(0.1)
Repurchase of common shares	(15.3)	—
Net Cash Used In Financing Activities	$(17.1)	$(52.1)
Effect of exchange rate changes on cash	$(0.2)	$0.2
Net Increase (decrease) in Cash	$6.7	$(8.8)
Cash, Beginning of Period	$171.7	$78.4
Cash, End of Period	$178.4	$69.6
Supplemental Cash Flows Information
Interest paid	$18.8	$14.5
Income taxes paid	$0.9	$0.2
Cash paid for operating leases included in operating activities	$2.1	$2.0
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	$1.0	$—
Right-of-use assets obtained in exchange for finance lease obligations	$—	$1.1
RSU shares withheld included in accrued employee taxes	$0.9	$0.2

Janus International Group, Inc.
Revenue by Sales Channel
(In millions)

	Three Months Ended				Variance
Consolidated	March 30, 2024	% of sales	April 1, 2023	% of sales	$	%
New Construction - Self Storage	$116.5	45.8%	$83.1	33.0%	$33.4	40.2%
R3 - Self Storage	70.7	27.8%	85.5	33.9%	(14.8)	(17.3)%
Self Storage	$187.2	73.6%	$168.6	66.9%	$18.6	11.0%
Commercial and Other	67.3	26.4%	83.3	33.1%	(16.0)	(19.2)%
Total	$254.5	100.0%	$251.9	100.0%	$2.6	1.0%

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(In millions)

	Three Months Ended		Variance
	March 30, 2024	April 1, 2023
			$	%
Net Income	$30.7	$26.0	$4.7	18.1%
Interest expense	14.4	16.0	(1.6)	(10.0)%
Income taxes	10.5	9.0	1.5	16.7%
Depreciation	2.8	2.2	0.6	27.3%
Amortization	7.4	7.4	—	—%
EBITDA	$65.8	$60.6	$5.2	8.6%
Restructuring charges(1)	0.4	0.6	(0.2)	(33.3)%
Acquisition expense(2)	0.1	—	0.1	100.0%
Adjusted EBITDA	$66.3	$61.2	$5.1	8.3%

(1)Adjustments consist of the following: 1) facility relocations, and 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
(2)Income or expenses related to the transition services agreement and legal settlement for an acquisition.
.
The Company has excluded a quantitative reconciliation of Adjusted EBITDA with respect to the Company’s 2024 guidance in the “2024 Financial Outlook” section under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income
(In millions)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net Income	$30.7	$26.0
Net Income Adjustments(1)	0.5	0.6
Tax Effect on Net Income Adjustments(2)	(0.1)	(0.2)
Non-GAAP Adjusted Net Income	$31.1	$26.4
(1)Net Income Adjustments include $0.4 restructuring charges and $0.1 acquisition expenses. Refer to the Adjusted EBITDA table above for further details.
(2)Tax effected for the net income adjustments. Used effective tax rates 25.5% and 25.7% for the three months ended March 30, 2024 and April 1, 2023

Janus International Group, Inc.
Non-GAAP Adjusted EPS*
(In millions)

	Three Months Ended
	March 30, 2024	April 1, 2023
Numerator:
GAAP Net Income	$30.7	$26.0
Non-GAAP Adjusted Net Income	$31.1	$26.4
Denominator:
Weighted average number of shares:
Basic	146,604,142	146,703,894
Adjustment for Dilutive Securities	442,070	48,007
Diluted	147,046,212	146,751,901

GAAP Basic EPS	$0.21	$0.18
GAAP Diluted EPS	$0.21	$0.18
Non-GAAP Adjusted Basic EPS	$0.21	$0.18
Non-GAAP Adjusted Diluted EPS	$0.21	$0.18
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion*
(In millions)

	Three Months Ended
	March 30, 2024	April 1, 2023
Cash flow from operating activities	$28.6	$50.2
Less: capital expenditure	(4.6)	$(6.1)
Free cash flow	$24.0	$44.1

Non-GAAP Adjusted Net Income	$31.1	$26.4

Free cash flow conversion of Non-GAAP Adjusted Net Income	77%	167%

	Trailing Twelve-Months Ended
	March 30, 2024	April 1, 2023
Cash flow from operating activities	$193.3	$113.9
Less: capital expenditure	(17.6)	(12.0)
Free cash flow	$175.7	$101.9

Non-GAAP Adjusted Net Income	$142.4	$115.5

Free cash flow conversion of Non-GAAP Adjusted Net Income	123%	88%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Janus International Group, Inc.
Non-GAAP Net Leverage Ratio*
(In millions)

	March 30, 2024	December 30, 2023
Note payable - Amendment No.6 First Lien	$621.9	$623.4
Less: Cash	178.4	171.7
Net Debt	$443.5	$451.7

Net Income (Trailing Twelve-Month periods ended)	$140.5	$135.7
Adjusted EBITDA (Trailing Twelve-Month periods ended)	$290.8	$285.6

Long-Term Debt to Net Income	4.4	4.6
Non-GAAP Net Leverage Ratio	1.5	1.6
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contacts, Janus

Sara Macioch
Senior Director, Investor Relations, Janus International
770-562-6399
IR@janusintl.com

Media Contacts, Janus

Suzanne Reitz
Vice President of Marketing, Janus International
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc